Exhibit 10.19

Amended and Restated Assumption Agreement

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PayEase Technology (Beijing) Co., Ltd. (“PayEase Technology Beijing”) hereby assumes all the rights and obligations of PayEase Beijing (HK) Limited (“PayEase Beijing”) and its subsidiaries under that certain Nominee Agreement dated December 3, 2010 by and between Loyalty Alliance Enterprise Corporation and its subsidiaries, on the one hand, and PayEase Beijing (HK) Limited and its subsidiaries, on the other hand (the “Nominee Agreement”). This Amended and Restated Assumption Agreement is effective as of the date of that certain Equity Transfer Agreement by and among PayEase (HK) Limited, Beijing PayEase E-Commerce Co., Ltd. and Beijing Jinquan Travel Service Co., Ltd. pursuant to which PayEase Beijing (HK) Limited transferred its equity interest in PayEase Technology (Beijing) Co., Ltd. PayEase Beijing Limited and Loyalty Alliance Enterprise Corporation each consent to the assumption by PayEase Technology Beijing of the rights and obligations of PayEase Beijing under the Nominee Agreement.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the 8th day of August, 2011.

PAYEASE TECHNOLOGY (BEIJING) CO. LTD.

By:	/s/ Abraham Jou

Name:	Abraham Jou
Title:	Director

Loyalty Alliance Enterprise Corporation, a Cayman Islands company, and PayEase Beijing (HK) Limited, a Hong Kong company, hereby consent to, acknowledge and agree to the foregoing Amended and Restated Assumption Agreement as of the date first written above.

LOYALTY ALLIANCE ENTERPRISE CORPORATION		PAYEASE BEIJING (HK) LIMITED

By:	/s/ Deborah Wang	By:	/s/ Frederick Sum

Name:	Deborah Wang	Name:	Frederick Sum
Title:	Director	Title:	Director